EXHIBIT 21.1

List of Subsidiaries	State/Country of Incorporation	Name(s) under which Subsidiary does business (1)

Advanced Circuit Technology, Inc.	Delaware, U.S.A	Advanced Circuit Technology, ACT
Amphenol Aerospace France, Inc.	Delaware, U.S.A.	Amphenol
Amphenol Air LB North America, Inc.	Canada	Amphenol Air LB
Amphenol Air LB GmbH	Germany	Amphenol Air LB
Amphenol Air LB International Development S.A.	Luxembourg	Amphenol Air LB
Amphenol Air LB S.A. S.	France	Amphenol Air LB
Amphenol Antel, Inc.	Illinois, U.S.A.	Amphenol Antel
Amphenol Assembletech (Xiamen) Co., Ltd.	China	Amphenol Assembletech China
Amphenol Australia Pty Ltd.	Australia	Amphenol
Amphenol (Changzhou) Connector Systems Co. Ltd.	China	Amphenol (Changzhou) TCS Co., Ltd
Amphenol Connex Corporation	Delaware, U.S.A.	Connex
Amphenol Benelux B.V.	The Netherlands	Amphenol
Amphenol Borg Limited	England	Amphenol
Amphenol Borg Pension Trustees Ltd.	England	Amphenol
Amphenol do Brasil Ltda.	Brazil	Amphenol
Amphenol Canada Corp.	Canada	Amphenol
Amphenol Commercial & Industrial France, L.L.C.	Delaware, U.S.A.	Amphenol
Amphenol Commercial and Industrial UK, Limited	England	Amphenol
Amphenol Connexus AB	Sweden	ConneXus
Amphenol Connexus Ou	Estonia	Amphenol
Amphenol-Daeshin Electronics and Precision Co., Ltd.	Korea	Amphenol Dae Shin, Dae Shin, Amphenol
Amphenol East Asia Electronic Technology (Shenzhen) Co. Ltd.	China	AEAL, AEAM, Amphenol
Amphenol East Asia Limited	Hong Kong	Amphenol
Amphenol Foreign Sales Corporation	Barbados	Amphenol
Amphenol France S.A.S.	France	Amphenol

Each subsidiary also does business under the corresponding corporate name listed in column 1.

List of Subsidiaries	State/Country of Incorporation	Name(s) under which Subsidiary does business (1)

Amphenol Funding Corp.	Delaware, U.S.A.	Amphenol
Amphenol Germany GmbH	Germany	Amphenol
Amphenol Gesellschaft m.b.H.	Austria	Amphenol, AVIN
Amphenol Holding UK, Limited	England	Amphenol
Amphenol Intercon Systems, Inc.	Delaware, U.S.A.	Intercon
Amphenol Interconnect India Private Limited	India	Amphetronix, Amphenol India
Amphenol Interconnect Products Corporation	Delaware, U.S.A.	AIPC, Amphenol
Amphenol International Ltd.	Delaware, U.S.A.	Amphenol International
Amphenol Italia, S.p.A.	Italy	Amphenol
Amphenol Japan Ltd.	Japan	Amphenol
Amphenol-Kai Jack, Inc.	British Virgin Islands	Kai Jack
Amphenol-Kai Jack Industrial Co., Ltd.	Taiwan	Amphenol RF
Amphenol-Kai Jack (Shenzhen), Inc.	China	Kai Jack
Amphenol Limited	England	Amphenol, LTD
Amphenol Malaysia Sdn. Bhd.	Malaysia	T&M Antennas
Amphenol Optimize Manufacturing Co.	Arizona, U.S.A.	Optimize
Amphenol Optimize Mexico S.A. de C.V.	Mexico	Optimize
Amphenol PCD, Inc.	Delaware, U.S.A.	Amphenol PCD
Amphenol RF Asia Corp.	British Virgin Islands	Amphenol
Amphenol Socapex S.A.S.	France	Socapex
Amphenol SV Microwave Acquisition Corp.	Delaware, U.S.A.	Amphenol SV Microwave
Amphenol T&M Antennas, Inc.	Delaware, U.S.A.	T&M Antennas, Amphenol T&M
Amphenol TCS Ireland Ltd.	Ireland	Amphenol TCS Ireland Limited
Amphenol TCS (Malaysia) Sdn Bhd	Malaysia	Amphenol TCS (Malaysia) Sdn Bhd
Amphenol TCS de Mexico S.A. de C.V.	Mexico	Amphenol TCS de Mexico S.A. de C.V.
Amphenol TCS Sweden AB	Sweden
Amphenol-TFC (Changzhou) Communications Equipment Co., Ltd.	China	Amphenol, Times Fiber, TFC
Amphenol TFC do Brasil Ltda.	Brazil
Amphenol TFC Fios E Cabos do Brasil Ltda.	Brazil
Amphenol TFC MDE Participacoes Ltda.	Brazil
Amphenol Taiwan Corporation	Taiwan	Amphenol
Amphenol Technical Products International Co.	Canada	Technical Products International, TPI, Amphenol TPI
Amphenol Technology (Shenzhen) Co. Ltd.	China
Amphenol-Tuchel Electronics GmbH	Germany	Tuchel
Amphenol USHoldco Inc.	Delaware, U.S.A.	Amphenol
Changzhou Amphenol Fuyang Communication Equipment Company Limited	China	Fuyang
China Merchants Zhangzhou Development Zone Shengbaotai Electronic Assemble Ltd	China
Fiber Systems International, Inc.	Texas, U.S.A.	FSI
Filec Europe Centrale s.r.o.	Czech Republic	Filec
Filec Production S.A.S.	France	Filec
Filec S.A.S.	France	Filec
FSI Holdings, Inc.	Nevada, U.S.A.
Guangzhou Amphenol Electronics Communication Co., Ltd.	China	Amphenol, GEC
Guangzhou Amphenol Sincere Flex Circuits Co., Ltd.	China	Sincere
Hangzhou Phoenix Telecom Parts Co. Ltd.	China	Phoenix
KE Ostrov—Elektrik, s.r.o.	Czech Republic	Konfektion E.
Konfektion E Elektronik GmbH	Germany	Konfektion E.

Each subsidiary also does business under the corresponding corporate name listed in column 1.

List of Subsidiaries	State/Country of Incorporation	Name(s) under which Subsidiary does business (1)

Konfektion E Elektronik, spol. s.r.o.	Czech Republic	Konfektion E.
Konfektion E — CZ, s.r.o.	Czech Republic	Konfektion E.
Konnektech, Ltd.	Michigan, U.S.A.
Korea Air Electronic Co., Ltd.	Korea	KAE
LPL Technologies Holding GmbH	Germany
Lectric SARL	Tunisia
Matir, S.A.	Uruguay
Phoenix Korea Co., Ltd.	Korea	Phoenix Korea
Precision Cable Manufacturing Corporation de Mexico, S.A. de C.V.	Mexico
Pyle-National Ltd.	England	Pyle-National
SCI Air Co.	France
Shanghai Amphenol Airwave Communication Co. Ltd.	China	Shanghai Airwave, T&M Antennas
Sine Systems Corporation	Delaware, U.S.A.	Sine
Sonacable	Spain
Spectra Strip Limited	England	Spectra Strip
SV Microwave Components Group, Inc.	Florida, U.S.A.	SV Microwave
SV Microwave, Inc.	Florida, U.S.A.	SV Microwave
SV Microwave Technologies, Inc.	Delaware, U.S.A.	SV Microwave
SV Microwave HK Ltd.	Hong Kong
TFC South America S.A.	Argentina	Times Fiber
Tianjin Amphenol KAE Co., Ltd.	Korea	KAE
Tianjin HTEC Electronics Co. Ltd.	China	HTEC
Times Fiber Canada Limited	Canada	Times Fiber
Times Fiber Communications, Inc.	Delaware, U.S.A.	Times Fiber
Times Wire and Cable Company	Delaware, U.S.A.
U-Jin Cable Industrial Co. Ltd.	Korea	U-JIN

Each subsidiary also does business under the corresponding corporate name listed in column 1.